UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2025

Petros Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-39752 (Commission File Number)	85-1410058 (I.R.S. Employer Identification No.)

1185 Avenue of the Americas, 3rd Floor

New York, New York 10036
(Address of principal executive offices) (Zip code)

(973) 242-0005
(Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 Under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PTPI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On February 17, 2025, Petros Pharmaceuticals, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional and accredited investors (collectively, the “Investors”) for the issuance and sale, in a best efforts public offering (the “Offering”), of (i) 13,950,012 units (the “Units”), each Unit consisting of one share (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), one Series A Warrant (the “Series A Warrants”) to purchase 0.25 share of Common Stock (the “Series A Warrant Shares”) and one Series B Warrant (the “Series B Warrants,” and together with the Series A Warrants, the “Warrants”) to purchase one shares of Common Stock (the “Series B Warrant Shares” and, together with the Series A Warrant Shares, the “Warrant Shares”) and (ii) 26,049,988 pre-funded units (the “Pre-Funded Units”), each Pre-Funded Unit consisting of one pre-funded warrant (the “Pre-Funded Warrants”) to purchase one share of Common Stock (the “Pre-Funded Warrant Shares”), one Series A Warrant and one Series B Warrant. The public offering price was $0.24 per Unit and $0.2399 per Pre-Funded Unit. The Offering closed on February 19, 2025. The exercise price of each of the Series A Warrants and the Series B Warrants is $0.48 per share of Common Stock.

The exercisability of the Warrants will be available only upon receipt of such stockholder approval as may be required by the applicable rules and regulations of the Nasdaq Capital Market LLC, including, but not limited to, with respect to (i) the issuance of all of the shares of Common Stock issuable upon exercise the Warrants in accordance with their terms (including adjustment provisions set forth therein), and (ii) to consent to any adjustment to the exercise price or number of shares of Common Stock underlying the Warrants in the event of a Share Combination Event and Dilutive Issuance, each as defined in the Warrants (collectively, the “Warrant Stockholder Approval”). The Company has agreed to use its reasonable best efforts to obtain such approval within 60 days from the closing of the Offering, and agreed to cause an additional stockholder meeting to be held every 90 days thereafter until such Warrant Stockholder Approval is obtained.

Subject to certain limitations described in the Pre-Funded Warrants, the Pre-Funded Warrants are immediately exercisable and may be exercised at a nominal consideration of $0.0001 per share any time until all of the Pre-Funded Warrants are exercised in full. A holder will not have the right to exercise any portion of the Warrants or the Pre-Funded Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% or 9.99%, respectively (or at the election of the holder of the Warrants, 9.99%) of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants or the Pre-Funded Warrants, respectively. However, upon notice from the holder to the Company, the holder may increase the beneficial ownership limitation pursuant to the Warrants, which may not exceed 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants, provided that any increase in the beneficial ownership limitation will not take effect until 61 days following notice to the Company.

The aggregate gross proceeds from the Offering are approximately $9.6 million before deducting estimated offering expenses payable by the Company. The Company intends to use the net proceeds from the offering for working capital and general corporate purposes.

Dawson James Securities, Inc. (“Dawson”) acted as the Company’s exclusive placement agent in connection with the Offering, pursuant to that certain engagement letter, dated as of January 24, 2025, between the Company and Dawson (the “Engagement Letter”). Pursuant to the Engagement Letter, the Company agreed to pay Dawson a cash fee equal to 8.0% of the aggregate gross proceeds of the Offering, and reimbursed certain expenses and legal fees.

The Units, the Pre-Funded Units, the Shares, the Pre-Funded Warrants, the Warrants, the Warrant Shares and the Pre-Funded Warrant Shares were offered by the Company pursuant to a registration statement on Form S-1 (File No. 333-284495), as amended, originally filed on January 24, 2025, and declared effective by the U.S. Securities and Exchange Commission on February 14, 2025, and an additional registration statement on Form S-1 (No. 333-285005) filed on February 14, 2025, pursuant to Rule 462(b) as promulgated under the Securities Act of 1933, as amended.

The Engagement Letter and the Purchase Agreement contain customary representations and warranties, agreements and obligations, conditions to closing and termination provisions for similar transactions. The foregoing descriptions of terms and conditions of the Purchase Agreement, the Pre-Funded Warrants and the Warrants, do not purport to be complete and are qualified in their entirety by the full text of the form of the Purchase Agreement, the form of the Pre-Funded Warrant, the form of the Series A Warrant and the form of the Series B Warrant, which are attached hereto as Exhibits 10.1, 4.1, 4.2, and 4.3, respectively.

Item 8.01 Other Events.

On February 19, 2025, in connection with the closing of the Offering, the Company granted to each of Joshua N. Silverman, Bruce T. Bernstein, Wayne R. Walker, Fady Boctor, Mitchell Arnold and Robert Weinstein, shares of restricted common stock of the Company in the amount of 1,000,000, 300,000, 150,000, 450,000, 150,000 and 150,000 shares, respectively (collectively, the “Stock Awards”). The holder of the Stock Awards are entitled to all of the rights of a stockholder of the Company, including the right to vote the shares and the right to receive any dividends thereon. The Stock Awards are intended to incentivize certain of the Company’s directors and officers to help achieve the successful completion of the Offering and are subject to the terms and conditions of the Plan and the respective Restricted Stock Award Agreements.

On February 18, 2025, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
4.1	Form of Pre-Funded Warrant.
4.2	Form of Series A Warrant.
4.3	Form of Series B Warrant.
10.1+	Form of Securities Purchase Agreement, dated February 17, 2025, by and between Petros Pharmaceuticals, Inc. and the investors party thereto.
99.1	Press Release, dated February 18, 2025.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

+Schedules have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon its request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedule so furnished. Certain portions of this exhibit (indicated by “[***]”) have been omitted because they are both (i) not material and (ii) would be competitively harmful if publicly disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROS PHARMACEUTICALS, INC.

Date: February 21, 2025	By:	/s/ Fady Boctor
Name: Fady Boctor
Title: President and Chief Commercial Officer